UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2021

_____________________

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8540 Gander Creek Drive

Miamisburg, Ohio 45342

(Address, including zip code, of principal executive offices)

(877) 855-7243

(Registrants’ telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement.

On May 10, 2021, certain subsidiaries of Verso Corporation (the “Company”), including Verso Paper Holding LLC (the “Borrower”) and Verso Holding LLC (“Holdings”), entered into the Third Amendment to Credit Agreement (the “Third ABL Amendment”) to the Asset-Based Revolving Credit Agreement dated as of July 15, 2016 (the “Original ABL Facility”, and as the Original ABL Facility was previously amended, the “Existing ABL Facility”, and as the Existing ABL Facility is amended by the Third ABL Amendment, the “ABL Facility”) among Holdings, the Borrower, the subsidiaries of the Borrower party thereto, the lenders and other parties thereto, and Wells Fargo Bank, National Association, as administrative agent.

After giving effect to the Third ABL Amendment, the ABL Facility (i) provides for revolving facility commitments of $200 million, with a $75 million sublimit for letters of credit and a $20 million sublimit for swingline loans and (ii) requires the Borrower to maintain a minimum fixed charge coverage ratio when the excess availability is less than the greater of (a) 10% of the lesser of (i) the borrowing base at such time and (ii) the aggregate amount of revolving facility commitments at such time, less specified reserve amounts, or (b) $16.0 million. In addition, pursuant to the Third ABL Amendment, certain modifications were made to the Existing ABL Facility in order to, among other things, provide for determination of a benchmark replacement interest rate when LIBOR is no longer available, subject to the terms, and upon the satisfaction of conditions, specified therein.

All obligations under the ABL Facility continue to be (i) unconditionally guaranteed by Holdings and certain of the subsidiaries of the Borrower and (ii) secured by first-priority liens on certain assets of the Borrower, Holdings and the other guarantor subsidiaries, including accounts, inventory, certain deposit accounts, securities accounts and commodities accounts.

The other principal terms of the ABL Facility, including the interest rate, the maturity date, and fees payable thereunder, remain unchanged after giving effect to the Third ABL Amendment. The Original ABL Facility, together with amendments thereto dated as of December 5, 2016 and February 6, 2019, have been previously filed with, and are described in, the Company’s Current Report on Form 8-K dated, respectively, July 15, 2016, December 5, 2016, and February 6, 2019.

The foregoing summary of the Third ABL Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third ABL Amendment, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01       Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description of Exhibit
10.1

Third Amendment to Credit Agreement, dated as of May 10, 2021, among Verso Holding LLC, Verso Paper Holding LLC, each of the other loan parties party thereto, the lenders and other parties thereto, and Wells Fargo Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2021

VERSO CORPORATION

	By:	/s/ Allen J. Campbell
Allen J. Campbell
Senior Vice President and Chief Financial Officer